Exhibit 99.1

Beyond Air Announces $20.6 Million Private Placement Offering Priced At-the-Market Under Nasdaq Rules

– Financing strengthens balance sheet and is expected to provide sufficient cash runway through June 2026 –

– Retiring $17.5 million in Avenue Capital debt, aided by $11.5 million in new debt from insider-led group; eliminates $12 million in scheduled debt payments through June 2026 –

– Avenue Capital, current insiders, and select group of healthcare-focused investment funds participated in the equity offering –

GARDEN CITY, NY, September 27, 2024 — Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients, today announced that it has entered into a securities purchase agreement with certain institutional and accredited investors, as well as Company insiders.

“We have strengthened our balance sheet, eliminated debt payments through mid-2026 and extended our cash runway, all of which allows us to continue the momentum of our recent commercial efforts for LungFit PH. We are extremely pleased to add multiple healthcare-focused institutional funds as investment partners who share our vision for the future for LungFit PH,” commented Steve Lisi, Chairman and Chief Executive Officer of Beyond Air.

$20.6 million Private Placement Offering

Under the terms of the securities purchase agreement, the investors have agreed to purchase in a private placement offering 40,392,155 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to 40,392,156 shares of common stock, at a purchase price of $0.51 per common share (or $0.5099 per pre-funded warrant in lieu thereof) and accompanying warrant in a private placement priced at-the-market under the rules of the Nasdaq Stock Market.

The pre-funded warrants and the warrants will be exercisable upon shareholder approval. The pre-funded warrants will be exercisable at a price of $0.0001 per share until exercised in full. The warrants will have an exercise price of $0.38 per share and a term of five years commencing upon shareholder approval.

The gross proceeds to the Company from this offering are expected to be approximately $20.6 million before deducting the placement agent fees and other offering expenses payable by the Company. Insiders have contributed $2 million to the offering. The Company intends to use the net proceeds from this offering for working capital purposes. The private placement offering is expected to close on or about September 30, 2024, subject to the satisfaction of certain closing conditions.

BTIG, LLC acted as the lead placement agent, and each of Laidlaw & Company (UK) Ltd., JonesTrading Institutional Services LLC and Brookline Capital Markets, a division of Arcadia Securities, LLC acted as co-placement agents for the offering.

Retiring $17.5 Million Term Loan with Avenue Capital

Beyond Air and Avenue Capital have reached an agreement to extinguish the Avenue Capital senior secured term loan for a one-time payment of $17.85 million. This agreement eliminates the debt and interest payments that would have been made to Avenue Capital from October 1, 2024 through June 30, 2026 of $12 million. In addition, Avenue Capital is investing $3.35 million in Beyond Air through the private placement equity offering.

$11.5 Million Loan Agreement

The Company entered into a $11.5 million royalty funding agreement led by certain Beyond Air board members based on net sales of LungFit PH. This debt will carry a payment-in-kind (PIK) interest rate of 15% until July 2026. Payments for interest and principal will commence in July 2026 and be determined based on an 8% royalty rate on sales of LungFit PH. Payments will continue until principal and accrued interest are paid off.

About the Private Placement Offering

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares underlying the pre-funded warrants and warrants within 30 calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 105 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor are there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Beyond Air®, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

Forward Looking Statements

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including those related to the completion of the offering, risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air undertakes no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577